EXHIBIT 10.71

RESOLUTIONS OF THE
BOARD OF DIRECTORS
OF CPI CORP.

August 14, 2003

        WHEREAS, in March 1993, the Board of Directors approved and recommended to the shareholders of the Corporation the adoption of the CPI Corp. Voluntary Stock Option Plan (the “VSOP”); and

        WHEREAS, the shareholders of the Corporation approved the VSOP on June 11, 1993; and

        WHEREAS, the VSOP authorized certain executives of the Corporation to acquire options in lieu of a portion of base salaries for each year in which the Board of Directors elected to offer the VSOP; and

        WHEREAS, the Board of Directors offered certain executives of the Corporation the opportunity to participate in the VSOP in 1993 and 1994; and

        WHEREAS, the VSOP was amended and restated as of December 16, 1997;

        WHEREAS, all options granted to executives under the VSOP have been exercised or have expired; and

        WHEREAS, there are no options issued and outstanding under the VSOP;

        WHEREAS, the Board of Directors has determined that since the Corporation has other compensation and incentive plans to serve the Corporation’s objectives with respect to compensation, retention and motivation, the Corporation no longer needs the VSOP;

        WHEREAS, the Board of Directors has the authority pursuant to Section 10 of the VSOP to terminate the VSOP;

      NOW, THEREFORE,

        BE IT RESOLVED, that the CPI Corp. Voluntary Stock Option Plan approved by shareholders of the Corporation on June 11, 1993, as amended and restated as of December 16, 1996, is hereby terminated effective as of the date of this resolution;

        BE IT FURTHER RESOLVED, that all options authorized under the VSOP but not issued and outstanding be retired and cancelled; and

        BE IT FURTHER RESOLVED, that the appropriate officers of the Corporation take such actions as they deem necessary or appropriate to carry out the foregoing resolutions.